Exhibit 10.22

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.
PROGRAM TRANSFER AGREEMENT

THIS PROGRAM TRANSFER AGREEMENT (this “Agreement”) is made and entered into as of [insert date that the Program Transfer Notice is delivered to PB], by and among PhaseBio Pharmaceuticals Inc., a Delaware corporation (“PB”), and SFJ Pharmaceuticals X, Ltd., a Cayman Islands company (“SFJ”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in (i) the Co‑Development Agreement dated as of January 9, 2020 between PB and SFJ (the “Co‑Development Agreement”) or (ii) if not defined in the Co-Development Agreement, the AZ License.
WHEREAS, pursuant to Section 3.20 of the Co‑Development Agreement, SFJ delivered the Program Transfer Notice to PB, whereupon PB became obligated to cause PB’s business related to the Product to be transferred to SFJ in accordance with Section 1 of this Agreement, on the terms and subject to the conditions set forth in this Agreement (the “Program Transfer”).
NOW, THEREFORE, the parties hereto agree as follows:
1.Program Transfer.
1.1    Assignments. Effective upon delivery of the Program Transfer Notice to PB:
(a)    PB shall, and it hereby does, assign to SFJ the AZ License and all of PB’s rights and obligations thereunder, and SFJ shall, and it hereby does, assume the AZ License and all of PB’s rights and obligations thereunder.
(b)    PB shall, and it hereby does, assign to SFJ each Licensing Transaction Agreement that is then in effect and all of PB’s rights and obligations thereunder, and SFJ shall, and it hereby does, assume each such Licensing Transaction Agreement and all of PB’s rights and obligations thereunder.
1.2    Within [***] after delivery of the Program Transfer Notice to PB, PB shall provide written notice to MedImmune of the assignment to SFJ of the AZ License in accordance with the terms of the AZ License and written notice to each counterparty to a Licensing Transaction Agreement assigned to SFJ of the assignment to SFJ of such Licensing Transaction Agreement.
1.3    Effective upon delivery of the Program Transfer Notice to PB, PB shall, and it hereby does, and shall cause its Affiliates to, effective upon delivery of the Program Transfer Notice:
(a)    grant to SFJ an exclusive, perpetual, royalty-free (except to the extent set forth in Section 2) license, with the right to grant multiple tiers of sublicenses, under the Licensee Termination Know-How, Licensee Termination Patents, and PB’s interest in Joint Inventions and Joint Patents to Exploit and Manufacture in the “Territory” (as defined in the AZ License) any Licensed Compound or Licensed Product and grant to SFJ an exclusive perpetual, worldwide, royalty free (except to the extent set forth in Section 2) license, with the right to grant multiple tiers of sublicense, under the PB Intellectual Property and PB Confidential Information to Develop and Commercialize the Product,

provided that SFJ is not granted any license in this Agreement with respect to any active pharmaceutical ingredient other than a Licensed Compound. Notwithstanding the exclusivity of the foregoing license, PB hereby reserves the non-exclusive right under the Licensee Termination Know-How, Licensee Termination Patents, PB’s interest in Joint Inventions and Joint Patents, the PB Intellectual Property and PB Confidential Information, to make and have made Licensed Compound and Licensed Product as necessary to perform PB’s obligation to supply or have supplied the Licensed Compounds and Licensed Products to SFJ as set forth in Section 1.9; and
(b)    assign to SFJ all of PB’s right, title and interest in and to (i) each Product Trademark and (ii) all Regulatory Documentation (including any Regulatory Approvals and Licensee Regulatory Documentation) and the Clinical Trials Database, Clinical Trials Master File, and Case Report Forms applicable to any Licensed Compound or Licensed Product then owned or Controlled by PB or any of its Affiliates, subject, in each case, to SFJ’s royalty payment obligations under Section 2; provided that if any such Regulatory Documentation is not immediately transferable in a country, PB shall provide SFJ with all benefit of such Regulatory Documentation and such assistance and cooperation as necessary or reasonably requested by SFJ to timely transfer such Regulatory Documentation to SFJ or its designee or, at SFJ’s option, to enable SFJ to obtain a substitute for such Regulatory Documentation without disruption to SFJ’s Exploitation or Manufacture of the applicable Licensed Compound(s) or Licensed Product(s). For the avoidance of doubt and notwithstanding anything else in the Co-Development Agreement or this Agreement to the contrary, in the event of Program Transfer SFJ shall not assign or transfer to PB and shall retain all right, title and interest to the Trial Data Package and the Product Filings notwithstanding any Approval Payments which may be made to SFJ, and if the Trial Data Package and the Product Filings have been assigned or transferred to PB, PB shall reassign and transfer the Trial Data Package and the Product Filings to SFJ.
1.4    Effective upon delivery of the Program Transfer Notice to PB, all Confidential Information of PB to the extent relating specifically to any Licensed Compound or Licensed Product or the Exploitation thereof shall thereafter be deemed Confidential Information of SFJ (provided that, for clarity in the case of Confidential Information consisting of PhaseBio Know-How that has uses or application to retained products or technology of PB, this Section 1.4 is not intended to cause such PhaseBio Know-How to constitute Confidential Information of SFJ for purposes of use or application of such Confidential Information relating to such retained products or technologies).
1.5    Notwithstanding any other provision of this Section 1 to the contrary, to the extent the Licensee Termination Patents include any Patent licensed to PB or its Affiliate by a Third Party (other than MedImmune) that is subject to royalty or milestone payment obligations to such Third Party with respect to the Product, then PB shall so notify SFJ within [***] after delivery of the Program Transfer Notice to PB, which notice shall include a true, complete and correct description of such royalty and milestone payment obligations and a correct and complete copy of such Third Party agreement, and the continued inclusion of such Patent in the Licensee Termination Patents licensed to SFJ under Section 1.3(a) shall be subject to SFJ’s agreeing, in writing in accordance with this Section 1.5, to pay all royalty and milestone payments that become due to such Third Party by reason of the Exploitation of the Product by or on behalf of PB or any of its Affiliates or (sub)licensees. SFJ shall pay such amounts in accordance with the terms and conditions of the applicable Third Party agreement, unless SFJ declines or terminates such sublicense rights in accordance with this Section 1.5. Within [***] of SFJ’s receipt of such notice regarding any such Third Party agreement, SFJ shall have the right, upon written notice to PB, to decline any sublicense under such Third Party agreement, in which case SFJ will be deemed not to have received license rights under any such Third Party agreement as of the delivery of the Program Transfer Notice to PB. If SFJ does not decline any such Third Party agreement within such [***] period, SFJ shall have the right in its sole discretion to terminate the sublicense under such Third Party agreement at any time following such [***] period. For clarity, any such Third Party royalty obligations described in this Section 1.5 are in addition to the royalties payable by SFJ to PB for the licenses granted and assignments made by PB pursuant to the first sentence of Section 1.3(a) and pursuant to Sections 1.3(b) and 1.6.
1.6    PB shall and hereby does, and shall cause its Affiliates to, effective as of delivery of the Program Transfer Notice to PB, grant SFJ an exclusive, royalty-free (except as set forth in Section 2) right of reference, with the right to grant multiple tiers of further rights of reference, in and to all Regulatory Documentation (including any Regulatory Approvals) then owned or Controlled by PB or any of its Affiliates that are not assigned to SFJ pursuant to Section 1.3(b) above to Exploit and Manufacture in the “Territory” (as defined in the AZ License) any Licensed Compound or Licensed Product.
1.7    PB shall provide to SFJ a list of all clinical studies ongoing with respect to any Licensed Compound or Licensed Product and, unless expressly prohibited by any Regulatory Authority, at SFJ’s written request and election in SFJ’s sole discretion, PB shall and hereby does, and shall cause its Affiliates to either: (i) wind down in accordance with Applicable Law and observing applicable ethical and regulatory guidelines any or all clinical studies involving Licensed Products being conducted by or on behalf of PB or its Affiliate (but not by any counterparty to a Licensing Transaction Agreement assigned to SFJ pursuant to Section 1.1(b)) as of the date of delivery of the Program Transfer Notice to PB, at PB’s cost and expense; or (ii) (x) transfer control to SFJ of any or all clinical studies involving Licensed Products being conducted by or on behalf of PB or its Affiliate (but not by any counterparty to a Licensing Transaction Agreement assigned to SFJ pursuant to Section 1.1(b)) as of the date of delivery of the Program Transfer Notice to PB and (y) continue to conduct such clinical studies involving Licensed Products being conducted by or on behalf of PB or an Affiliate (but not by any counterparty to a Licensing Transaction Agreement assigned to SFJ pursuant to Section 1.1(b)) as of the date of delivery of the Program Transfer Notice to PB for up to six (6) months to enable such transfer to be completed without interruption of any such clinical study, in each case ((x) and (y)), at SFJ’s cost and expense; provided that SFJ shall not have any obligation to continue any clinical study for which it has elected to have control transferred to SFJ unless required by Applicable Law.
1.8    Following good faith discussions by the Parties as to which Licensed Product Agreements should be assigned to SFJ, at SFJ’s written request, PB shall, and shall cause its Affiliates to, assign to SFJ or its designee any and all Licensed Product Agreements, unless, with respect to any such Licensed Product Agreement, such Licensed Product Agreement (a) expressly prohibits such assignment (in which case, PB or its Affiliate, as applicable, shall cooperate with SFJ in all reasonable respects to secure the consent of the applicable Third Party to such assignment), or (b) relates both to Licensed Products and products other than Licensed Products (in which case, at SFJ’s request, PB or its Affiliate, as applicable, shall cooperate with SFJ in all reasonable respects to secure the written agreement of the applicable Third Party to a partial assignment of the applicable Licensed Product Agreement relating to the Licensed Products) and, in either case ((a) or (b)) if any such consent or agreement, as applicable, cannot be obtained with respect to a Licensed Product Agreement, at SFJ’s request in order to continue to

Exploit Licensed Products following the date of delivery of the Program Transfer Notice to PB, PB shall, and shall cause its Affiliates, obtain for SFJ substantially all of the practical benefit and burden under such License Product Agreement to the extent applicable to the Licensed Products, including by entering into appropriate and reasonable alternative arrangements on terms agreeable to SFJ and subject to the consent and control of SFJ; provided that PB’s obligations shall continue only for so long as is reasonably necessary for SFJ to secure alternative arrangements directly with one or more Third Parties through the exercise of commercially reasonable efforts.
1.9    At SFJ’s written request, PB shall supply to SFJ the Licensed Compounds and Licensed Products then being manufactured by or on behalf of PB or its Affiliates, in such quantities as SFJ indicates in written forecasts and orders therefor from time to time; provided that (a) PB shall not be required to supply quantities that exceed PB’s reasonable forecasts, if any, prepared prior to termination and not in anticipation of termination, with respect to necessary clinical or commercial quantities, as applicable, for the relevant period, (b) each forecast submitted by SFJ to PB shall be made in compliance with the requirements of PB’s clinical or commercial (as applicable) supply agreement with its CMO and (c) SFJ shall provide each such forecast to PB prior to the date PB is required to deliver its corresponding forecast to the applicable CMO. PB shall supply such Licensed Compounds and Licensed Products at a supply price equal to [***] to Manufacture such Licensed Compounds and Licensed Products, as applicable. Unless SFJ no longer desires to obtain such Licensed Compounds and Licensed Products, PB shall supply such Licensed Compounds and Licensed Products manufactured in accordance with GMP and the then current CMC Information included in the IND or BLA (as applicable) submitted to the applicable Regulatory Authority in adequate quantities to meet SFJ’s forecasted requirements of Licensed Compound and Licensed Product made in accordance with the preceding provisions of this Section 1.9 until the earlier of (i) such time as SFJ has established an alternate, validated source of supply for the Licensed Compounds and Licensed Products and SFJ is receiving supply from such alternative source and (ii) (x) if such termination occurs prior to the First Commercial Sale of Licensed Product, the first (1st) anniversary of the date of delivery of the Program Transfer Notice to PB or (y) if such termination occurs after the First Commercial Sale of Licensed Product, the second (2nd) anniversary of the date of delivery of the Program Transfer Notice to PB.
It is the intention of the Parties that following Program Transfer, SFJ shall have all rights necessary from PB to Develop and Commercialize the Product. Accordingly PB agrees on behalf of itself and its Affiliates to take such actions and to reasonably cooperate with SFJ as may be necessary to enable SFJ and its sublicensees to Develop and Commercialize the Product.
2.    Effect of Termination of Co-Development Agreement. For clarity, and notwithstanding any other provision of the Co-Development Agreement or this Agreement to the contrary, SFJ’s right to exercise its right to obtain a Program Transfer pursuant to Section 3.20 of the Co-Development Agreement and SFJ’s right to exercise any right to terminate the Co-Development Agreement pursuant to Section 14.2 thereof shall not be mutually exclusive, provided that if SFJ exercises its right to obtain a Program Transfer pursuant to Section 3.20 of the Co-Development Agreement prior to termination of the Co-Development Agreement, all amounts PB is required to pay with respect to Development Costs (or a percentage or multiple thereof, as applicable) upon termination of the Co-Development Agreement pursuant to Section 14.2 of the Co-Development Agreement as set forth in the applicable subsection thereof, and does pay (“Termination Payments”), shall be factored in to the amounts SFJ is entitled to recover pursuant to Section 3.1 as set forth in Sections 3.2(a) and 3.2(b).

3.    Payments.
3.1    In the event of a Program Transfer, all further payment obligations of SFJ under Article 4 of the Co-Development Agreement shall terminate and be of no further force or effect; provided, however, from and after such time following the Program Transfer (if ever) as SFJ’s and its Affiliates’ total Program Net Profits (defined below) from the Commercialization and (sub)licensing of Licensed Compounds and Licensed Products equal the 3x Return (defined below) and provided that PB has fulfilled all of its obligations pursuant to Section 1 hereof and subject to Section 13.2.1 of the Co-Development Agreement, SFJ shall pay to PB royalties equal to:
(a)    with respect to sales of Licensed Products in the US and the European Countries by SFJ, its Affiliates or by Third Party (sub)licensee(s) of SFJ or its Affiliates (and such (sub)licensee’s(s’) further sublicensees), [***] of aggregate Net Sales of Licensed Products in the US and the European Countries; and
(b)    with respect to sales of Licensed Products in the ROW by SFJ, its Affiliates or by Third Party (sub)licensee(s) of SFJ or its Affiliates (and such (sub)licensee’s(s’) further sublicensees), only from and after such time following the Program Transfer (if ever) as SFJ’s and its Affiliates’ total Program Net Profits (defined below) from the Commercialization and (sub)licensing of Licensed Compounds and Licensed Products equal the 5x Return (defined below), [***] of aggregate Net Sales of Licensed Products in the ROW.
3.2    For purposes of this Section 3:
(a)    “3x Return” means (i) 300% of SFJ Total Costs (defined below), less (ii) the sum of (x) the total amount of Approval Payments (if any) paid by PB before or after the Program Transfer and (y) the amount of any Termination Payments paid by PB upon or after any termination of the Co-Development Agreement.
(b)    “5x Return” means (i) 500% of SFJ Total Costs (defined below), less (ii) the sum of (x) the total amount of Approval Payments (if any) paid by PB before or after the Program Transfer and (y) the amount of any Termination Payments paid by PB upon or after any termination of this Agreement.
(c)    “European Countries” means [***].
(d)    “Manufacture” has the meaning ascribed to such term in the AZ License.
(e)    “Net Sales” has the meaning ascribed to such term in the AZ License, mutatis mutandis.
(f)    “Program” means all activities by SFJ, PB, or Third Parties associated with the Development, Commercialization and Manufacture of the Licensed Product.
(g)    “Program Net Profits” means the cumulative amount of cash proceeds derived from the Program (net of a reasonable cash reserve for working capital and capital expenditures) which are distributed or distributable by SFJ to its constituent partners. SFJ agrees to promptly distribute such amount of cash proceeds (net of such reserves) to its constituent partners.

(h)    “Regulatory Exclusivity Period” has the meaning ascribed to such term in the AZ License, mutatis mutandis.
(i)    “ROW” means all countries of the world outside of the United States and the European Countries.
(j)    “Royalty Term” means, with respect to the Licensed Product in the United States and each of the European Countries, the period beginning on the date that SFJ first becomes obligated to pay royalties to PB pursuant to Section 3.1 and ending on the latest to occur of (i) the tenth (10th) anniversary of the First Commercial Sale of the Licensed Product in such country, (ii) the expiration of the last-to-expire Licensed Patent covering the manufacture, use or sale of the Licensed Product in such country, and (c) the expiration of Regulatory Exclusivity Period, if any, for the Licensed Product in such country.
(k)    “SFJ Total Costs” means all capital invested by SFJ in the Program.
3.3    Royalty Term. SFJ shall have no obligation to pay any royalty with respect to Net Sales in any country with respect to any period after the Royalty Term in such country has expired, and any Net Sales in any country with respect to any period after the Royalty Term in such country has expired shall be excluded for purposes of calculating royalties due under Section 3.1.
3.4    Reductions. In the event that SFJ assumes from PB pursuant to Section 1.1, or enters into any agreement with a Third Party (including MedImmune or its Affiliates) in order to obtain or maintain a license to a Patent of such Third Party (including a Licensed Patent) that is necessary for the Manufacture, use or sale of a Licensed Product in any country (a “Third Party Patent Right”), under which agreement SFJ is obligated to pay [***], SFJ shall be entitled to deduct from royalties payable hereunder in a given Calendar Quarter in such country [***] actually paid to such Third Party with respect to such Calendar Quarter under such agreement, solely to the extent that: (i) such [***] (a) are triggered by sales of the Licensed Products that would, absent such agreement, infringe such a Third Party Patent Right that is licensed in such country in such Calendar Quarter under such agreement, (b) are otherwise exclusively attributable to such Third Party Patent Right, and (c) exceed [***] of Net Sales of Licensed Products in such country in such Calendar Quarter; and (ii) SFJ does not deduct such [***] paid to such Third Party from the royalties payable by SFJ to another Third Party licensee of a different Third Party Patent Right. SFJ, upon request by PB, shall provide reasonable evidence, including a copy of any applicable agreement, of such [***] actually paid to such Third Party with respect to such Third Party Patent Right. Examples of the calculation of the foregoing deduction [***] are set forth in Exhibit A hereto. If the amount of such [***] which SFJ shall be entitled to deduct with respect to a country in a particular Calendar Quarter shall exceed the royalties payable to PB with respect to Net Sales of Licensed Products in such country in such Calendar Quarter, SFJ shall be entitled to deduct the balance of the total amount of such deduction from the royalties payable to PB with respect to Net Sales of Licensed Products in such country in subsequent Calendar Quarters, and in no event shall PB be obligated to pay any “negative royalty” to SFJ under this Agreement. Notwithstanding the foregoing, Third Party Patent Rights shall not include any Patent of a Third Party that is not necessary for the Manufacture, use or sale of Licensed Products (1) in the form(s) and formulation(s) being clinically developed or Commercialized by or on behalf of PB as of the date of delivery of the Program Transfer Notice, and (2) manufactured using the manufacturing processes and manufacturing technologies being used by or on behalf of PB in the manufacture of Licensed Products for clinical development or Commercialization as of the date of delivery of the Program Transfer Notice, and any [***] payable by SFJ to any Third Party with respect to Licensed Products for a license of a Patent to any formulation, delivery or manufacturing technology that is not being used by PB for Licensed Products as of the date of delivery of the Program Transfer Notice shall be the sole responsibility of SFJ. [***].
3.5    On a quarterly basis following a Program Transfer until SFJ becomes obligated to, and does, deliver its first royalty report to PB as set forth in Section 3.6, SFJ shall provide written reports to PB within [***] after the end of each Calendar Quarter setting forth:
(a)    capital invested by SFJ in the Program during such Calendar Quarter;
(b)    SFJ Total Costs since the date of the Program Transfer; and
(c)    as applicable:
(i)    in the case of any country in which SFJ or any of its Affiliates is directly Commercializing Licensed Products, Net Sales of Licensed Products in all such countries in such Calendar Quarter, including, on a Licensed Product-by-Licensed Product and country-by-country basis, the number and type of each Licensed Product sold, gross sales, Net Sales, itemized deductions by major cost category as set forth in the definition of Net Sales, and the exchange rates used; and/or
(ii)    (A) in the case of any country in which a Third Party (sub)licensee of SFJ or its Affiliate is Commercializing Licensed Products, all royalties received by SFJ or its Affiliate with respect to sales of Licensed Products by such (sub)licensee and its further sublicensees in all such countries, and (B) all other (sub)license revenue received by SFJ or its Affiliate from such Third Party (sub)licensee and its further (sub)licensees in consideration of the grant of Commercialization rights with respect to Licensed Products, including upfront fees, license maintenance fees and milestone payments, in each case, in such Calendar Quarter; and
(d)    the exchange rates used to convert any of the amounts paid, incurred, invoiced or received (as applicable) under Sections 3.5(a), 3.5(b) and 3.5(c) in a currency other than U.S. dollars into U.S. dollars.
3.6    Royalties payable to PB under this Section 3 shall be calculated and reported for each Calendar Quarter and shall be paid (i) within [***] of the end of the Calendar Quarter with respect to Net Sales of Licensed Products by SFJ and its Affiliates, and (ii) within [***] after SFJ receives its royalty payment from a third-party licensee with respect to Net Sales of Licensed Products by such third-party licensee. Each payment of royalties paid to PB shall be accompanied or preceded by a report of royalties payable, in sufficient detail to permit confirmation of the accuracy of the payment made, including: (a) the information described in Sections 3.5(a) and 3.5(b); (b) on a Licensed Product-by-Licensed Product and country-by-country basis, the information described in Section 3.5(c)(i) and clause (A) of Section 3.5(c)(ii); (c) on a Third Party (sub)licensee-by-Third Party (sub)licensee basis, the information described in clause (B) of Section 3.5(c)(ii); and (d) the information described in Section 3.5(d). All royalty payments by SFJ to PB under this Section 3 shall be paid in U.S. dollars. If any currency conversion shall be required in connection with the calculation of royalty payments payable hereunder, such conversion shall be calculated at the rate of exchange for such currency used throughout SFJ’s accounting system in conformity with GAAP for the Calendar Quarter for which payment is due, or the actual rate of exchange used by a third-party licensee for payment of a royalty to SFJ, on a country-

by-country basis. All royalty payments shall be made by wire transfer to a bank and account designated in writing by PB, unless otherwise specified in writing by PB.
3.7    SFJ shall, and shall cause its Affiliates and its and their (sub)licensees to, keep complete and accurate financial books and records pertaining to the Commercialization of Licensed Products hereunder, including books and records of the information described in Sections 3.5 and 3.6, in sufficient detail to calculate and verify all amounts payable hereunder. SFJ shall, and shall cause its Affiliates and its and their (sub)licensees to, retain such books and records for [***] after the end of the Calendar Year to which such books and records pertain.
3.8    At the request of PB, no more than once each Calendar Year, SFJ shall, and shall cause its Affiliates and its and their (sub)licensees to, permit an independent certified public accounting firm of international standing designated by PB and reasonably acceptable to SFJ (the “Auditor”), at reasonable times and upon at least [***] prior written notice, to audit the books and records maintained pursuant to Section 3.7 in the location where such books and records are maintained, solely to confirm payments due from SFJ under Section 3 for a period covering not more than the preceding three (3) Calendar Years. No Calendar Year shall be subject to audit under this Section 3.8 more than once, provided that if such records of SFJ, its Affiliates, and its and their (sub)licensees for a given Calendar Year have already been audited pursuant to the AZ License and SFJ has provided a true and complete copy of the report from such audit to PB, then PB shall only be entitled to audit SFJ’s books and records with regard to items not covered by such audit report, and provided further that [***]. If MedImmune conducts any audit of the books and records of SFJ, its Affiliates, and its and their (sub)licensees pursuant to the AZ Agreement, SFJ shall provide a true and complete copy of the report from such audit to PB within [***] after SFJ receives such report. PB and SFJ shall reasonably cooperate to minimize the burden to SFJ and the expense of conducting any such audit. The Auditor will execute a reasonable written confidentiality agreement with SFJ and will disclose to PB only such information as is reasonably necessary to provide PB with information regarding any actual or potential discrepancies between amounts reported and actually paid and amounts payable under this Agreement. The Auditor will send a copy of the report to SFJ at the same time it is sent to PB. The report sent to both Parties will include the methodology and calculations used to determine the results. PB shall bear the full cost of such audit, unless the audit reveals an underreporting or underpayment by SFJ by more than the greater of (i) [***] or (ii) [***] of the amount due for any Calendar Year, in which case SFJ shall bear the cost of the audit. If such audit concludes that (a) additional amounts were owed by SFJ, SFJ shall pay the additional amounts, with interest from the date originally due at the rate of [***], or (b) excess payments were made by SFJ, PB shall reimburse such excess payments, in either case ((a) or (b)), within [***] after the date on which the Auditor’s report is delivered to SFJ.
4.    Miscellaneous.
4.1    Complete Agreement. This Agreement together with the Co-Development Agreement, as the same may be amended from time to time, constitutes the entire agreement between the parties hereto regarding the subject matter of this Agreement and supersedes and preempts any prior understandings, agreements or representations, written or oral, which may have related to the subject matter hereof.

4.2    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.
4.3    Miscellaneous Provisions. Sections 15.1, 15.3, 15.4, 15.6, 15.7, 15.9, 15.10, 15.11, 15.12, 15.13, 15.14, 15.15, 15.17, 15.18 and 15.21 of the Co-Development Agreement shall apply, mutatis mutandis, to this Agreement.
* * * *

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.
PB:

PhaseBio Pharmaceuticals, Inc.

By:    _________________________
Name:    _________________________
Title:    _________________________

SFJ:

SFJ Pharmaceuticals X, Ltd.

By:    _________________________
Name:    _________________________
Title:    _________________________

Exhibit A
“Third-Party Royalties” means, [***].
[***]